SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-4/A

                               Amendment No. 10 to


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Knight Fuller, Inc.
                              KFI Properties, L.P.

             (Exact name of registrant as specified in its charter)

     DELAWARE                   6719             Knight Fuller Inc.   45-0476087
                                                 KFI Properties, L.P. 68-0521321
----------------------  --------------------    --------------------------------
   (State or other       (Primary Standard              (I.R.S. Employer
   jurisdiction of    Industrial Classification          Identification
   incorporation or          Code Number)                    Number)
    organization)

                                 Robert E. Dixon
                               Knight Fuller, Inc.
                           150 Post Street, Suite 405
                         San Francisco, California 94108
                                 (415) 788-1441

                        (Address, including zip code, and
                    telephone number, including area code, of registrant's principal executive offices)

                                    COPY TO:

                             Paul J. Derenthal, Esq.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The registrants' Certificate and Bylaws and Limited Partnership Agrteement, respectively ("Charter Documents") provide certain limitations on the liability of their directors and officers and general partners for monetary damages to the registrant. The Charter Documents obligate the registrants to indemnify the directors and officers, and permit the registrants to indemnify employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the registrants and the stockholders against these individuals. See Certain Provisions of Delaware Law and the KFI Certificate and Bylaws--Limitation of Liability and Indemnification.

The registrants' Charter Documents limit the liability of the registrants' directors and officers to the registrant to the fullest extent permitted from time to time by Delaware law. Delaware General Corporate Law ("DGCL") permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses, legal fees and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each person acted in good faith and in a manner that he reasonably believed was in or not opposed to the registrant's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the actions or indemnification is ordered by the court.

The registrants have entered into or may enter into indemnification agreements with each of their respective directors and executive officers and general partners. Such indemnification agreements may require, among other matters, that the registrant indemnify its directors and officers and general partners to the fullest extent permitted by law and advance to the directors and officers and general partners all related expenses including legal fees, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the registrant must also indemnify and advance all expenses including legal fees incurred by directors and officers and general partners seeking to enforce their rights under the indemnification agreements and may cover directors and officers under the registrant's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers and general partners that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the Securities Act) is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this Registration Statement:


Exhibit #                              Description
---------                              -----------

2.1 Form of Merger Agreement (included as Appendix C to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement).

3.1 Certificate of Incorporation of Knight Fuller, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4
            (No. 333-87968) filed May 9, 2002(Such Registration Statement, as amended, is referred to herein as the "Registration Statement")

3.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement)

3.3 Amended and Restated Certificate of Limited Partnership of Resources Accrued Mortgage Investors L.P. - Series 86 ("RAM 86")(incorporated by reference to Exhibit 3B to Amendment No. 1 to RAM 86 Registration Statement on Form S-11 (No. 33-00836) dated January 28, 1986 (Such Registration Statement, as amended, is referred to herein as the "RAM-86 Registration Statement")).

            (A) Amended and Restated Partnership Agreement of RAM 86 dated as of September 25, 1985 ("Partnership Agreement") (incorporated by Reference to Exhibit 3A RAM-86 Registration Statement).

            (B) Amendment to Partnership Agreement dated as of March 10, 1986 (incorporated by reference to Exhibit 3(a) to Post Effective Amendment No. 1 to the RAM-86 Registration Statement).

            (C) Amendment to Partnership Agreement dated as of April 1, 1988 (incorporated by reference to Exhibit 4(c) of RAM 86's Annual Report on Form 10-K for the period ended December 31, 1988 (hereinafter referred to as the "1988 10-K")).

            (D) Amendment to Partnership Agreement dated as of January 23, 1989 (incorporated by reference to Exhibit 4(D) of 1988 10-K).

            (E) Amendment to Partnership Agreement dated as of July 31, 1991 (incorporated by reference to Exhibit 4(E) to RAM 86's Report on Form 10-K for the fiscal year ended December 31, 1991).

3.4          Form of Agreement of Limited Partnership of KFI Properties, L.P.
             (included as Appendix B to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement).

3.5          Certificate of Limited Partnership of KFI Properties, L.P.
             (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration Statement)

5.1 Opinion of Smith, Katzenstein & Furlow, LLP regarding legality of the shares of Common Stock of Knight Fuller, Inc. (incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Registration Statement)

5.2 Opinion of Smith, Katzenstein & Furlow, LLP regarding legality of the limited partnership interests in KFI Properties, L.P. (incorporated by reference to Exhibit 5.2 to Amendment No. 2 to the Registration Statement)

8.1 Opinion of Derenthal & Dannhauser regarding certain income tax consequences of the Restructuring(incorporated by reference to Exhibit 8.1 to Amendment No. 8 to the Registration Statement)

10.2 (A) Mortgage Services Agreement between Registrant and the Administrative General Partner (incorporated by reference to
             Exhibit 10B to the RAM-86 Registration Statement).

             (B) Agreement among the Administrative General Partner, the Administrative General Partner and Integrated Resources, Inc. (incorporated by reference to Exhibit 10C to the RAM-86 Registration Statement).

             (C) Agreement dated as of March 1, 1986 among Registrant, the Administrative General Partner, the Investment General Partner and Rosenberg and Rosenberg, P.C. (incorporated by reference to Exhibit 10D to Post Effective No. 1 to the RAM-86 Registration Statement).

             (D) Amendment to Agreement dated as of June 20, 1990 among Registrant, the Administrative General Partner, the Investment General Partner and Rosenberg and Rosenberg, P.C. (incorporated by reference to Exhibit 10(D) to RAM-86 's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

             (E) Note dated June 29, 1988 between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(a) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

             (F) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(b) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

             (G) Mortgage, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(c) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

             (H) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(d) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

10.3 Agreement And Plan Of Merger Merging Resources Accrued Mortgage Investors L.P.-Series 86 Into KFI Properties, L.P. (included as Appendix C to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement)

10.4 Agreement Among Partners (incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Registration Statement)

23.1         Consent of Katzenstein & Furlow, LLP included in Exhibits 5.1 and
             5.2

23.10        Consent of Derenthal & Dannhauser included in Exhibit 8.1

23.11 Consent of Imowitz Koenig & Co., LLP (incorporated by reference to Exhibit 23.11 to Amendment No. 9 to the Registration Statement)

24.1 Power of Attorney (included as a part of Part II of the Registration Statement)

99.1 Form of Consent Solicitation(included as Appendix A to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement).


(b) Financial Statements Included in the Prospectus/Consent Solicitation

    Resources Accrued Mortgage Investors L.P. - Series 86

    See Index to Financial Statements at page F-i of the Prospectus/Consent Solicitation filed as Part I of this registration statement

Item 22. Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Each undersigned registrant hereby undertakes as follows:

(1) That prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately proceeding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, July 2, 2003.

Knight Fuller, Inc.

By: /s/ Robert E. Dixon
    ------------------------------------
    Robert E. Dixon
    Co-Chairman and Co-Chief Executive Officer

KFI Properties, L.P.

By: Knight Fuller, Inc., General Partner

       By: /s/ Robert E. Dixon
           ----------------------------------
           Robert E. Dixon
           Co-Chairman and Co-Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Capacity                       Date
     ---------                     --------                       ----

/s/ Robert E. Dixon      Co-Chairman and Co-Chief            July 2, 2003
---------------------    Executive Officer of Knight
Robert E. Dixon          Fuller, Inc.; Co-Chief Executive
                         Officer of KFI Properties, L.P.

WILLIAM G. KNUFF III *   Co-Chairman and Co-Chief            July 2, 2003
---------------------    Executive Officer of Knight
William G. Knuff III     Fuller, Inc., Principal
                         Financial and Accounting Officer
                         for Knight Fuller, Inc.; Co-Chief
                         Executive Officer, Principal
                         Financial and Accounting Officer
                         for KFI Properties, L.P.

  * /s/ Robert E. Dixon
  ---------------------------
    Robert E. Dixon, as
    Attorney in Fact

                                  EXHIBIT INDEX



Exhibit #                         Description                               Page
---------                         -----------                               ----

2.1 Form of Merger Agreement (included as Appendix C to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement).

3.1               Certificate of Incorporation of Knight Fuller, Inc.
                  (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 (No. 333-87968) filed May 9, 2002 (Such Registration Statement, as amended, is referred to herein as the "Registration Statement")

3.2               Bylaws of the registrant (incorporated by reference to Exhibit
                  3.2 to the Registration Statement)

3.3 Amended and Restated Certificate of Limited Partnership of Resources Accrued Mortgage Investors L.P. - Series 86
                  ("RAM 86")(incorporated by reference to Exhibit 3B to Amendment No. 1 to RAM 86 Registration Statement on Form S-11 (No. 33-00836) dated January 28, 1986 (Such Registration Statement, as amended, is referred to herein as the "RAM-86 Registration Statement")).

                  (A) Amended and Restated Partnership Agreement of RAM 86 dated as of September 25, 1985 ("Partnership Agreement") (incorporated by Reference to Exhibit 3A RAM-86 Registration Statement).

                  (B) Amendment to Partnership Agreement dated as of March 10, 1986 (incorporated by reference to Exhibit 3(a) to Post Effective Amendment No. 1 to the RAM-86 Registration Statement).

                  (C) Amendment to Partnership Agreement dated as of April 1, 1988 (incorporated by reference to Exhibit 4(c) of RAM 86's Annual Report on Form 10-K for the period ended December 31, 1988 (hereinafter referred to as the "1988 10-K")).

                  (D) Amendment to Partnership Agreement dated as of January 23, 1989 (incorporated by reference to Exhibit 4(D) of 1988 10-K).

                  (E) Amendment to Partnership Agreement dated as of July 31, 1991 (incorporated by reference to Exhibit 4(E) to RAM 86's Report on Form 10-K for the fiscal year ended December 31,
                  1991).

3.4 Form of Agreement of Limited Partnership of KFI Properties, L.P. (included as Appendix B to the Consent
                  Solicitation/Prospectus included as Part I of this amendment to Registration Statement).

3.5               Certificate of Limited Partnership of KFI Properties, L.P.
                  (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration Statement)

5.1 Opinion of Smith, Katzenstein & Furlow, LLP regarding legality of the shares of Common Stock of Knight Fuller, Inc. (incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Registration Statement)

5.2 Opinion of Smith, Katzenstein & Furlow, LLP regarding legality of the limited partnership interests in KFI Properties, L.P. (incorporated by reference to Exhibit 5.2 to Amendment No. 2 to the Registration Statement)

8.1 Opinion of Derenthal & Dannhauser regarding certain income tax consequences of the Restructuring (incorporated by reference to Exhibit 8.1 to Amendment No. 8 to the Registration Statement)

10.2 (A) Mortgage Services Agreement between Registrant and the Administrative General Partner (incorporated by reference to
                 Exhibit 10B to the RAM-86 Registration Statement).

                 (B) Agreement among the Administrative General Partner, the Administrative General Partner and Integrated Resources, Inc. (incorporated by reference to Exhibit 10C to the RAM-86 Registration Statement).

                 (C) Agreement dated as of March 1, 1986 among Registrant, the Administrative General Partner, the Investment General
                 Partner and Rosenberg and Rosenberg, P.C. (incorporated by reference to Exhibit 10D to Post Effective No. 1 to the RAM-86 Registration Statement).

                 (D) Amendment to Agreement dated as of June 20, 1990 among Registrant, the Administrative General Partner, the Investment General Partner and Rosenberg and Rosenberg, P.C. (incorporated by reference to Exhibit 10(D) to RAM-86 's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

                 (E) Note dated June 29, 1988 between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(a) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

                 (F) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(b) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

                 (G) Mortgage, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(c) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

                 (H) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing between Southern Inns Associates Limited Partnership and Registrant (incorporated by reference to Exhibit 10(d) to RAM-86 's Current Report on Form 8-K dated June 30, 1988).

10.3 Agreement And Plan Of Merger Merging Resources Accrued Mortgage Investors L.P.-Series 86 Into KFI Properties, L.P. (included as Appendix C to the Consent Solicitation/Prospectus included as
                 Part I of this amendment to Registration Statement)

10.4             Agreement Among Partners (incorporated by reference to Exhibit
                 10.4 to Amendment No. 4 to the Registration Statement)

23.1             Consent of Katzenstein & Furlow, LLP included in Exhibits 5.1 and 5.2

23.10            Consent of Derenthal & Dannhauser included in Exhibit 8.1

23.11 Consent of Imowitz Koenig & Co., LLP (incorporated by reference to Exhibit 23.11 to Amendment No. 9 to the Registration Statement)

24.1 Power of Attorney (included as a part of Part II of the Registration Statement)

 99.1 Form of Consent Solicitation(included as Appendix A to the Consent Solicitation/Prospectus included as Part I of this amendment to Registration Statement).